UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2009

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   On February 18, 2009, the Board of Directors of Tempur-Pedic International Inc. (“Tempur-Pedic”), upon the recommendation of the Compensation Committee, approved an Annual Incentive Bonus Plan for Senior Executives  (the “Annual Incentive Plan”) to provide Tempur-Pedic’s senior executive officers, including Tempur-Pedic’s chief executive officer, chief financial officer and its other named executive officers, with annual cash awards based on Tempur-Pedic’s achievement of its company goals and the individual employee’s achievement of personal goals.   The cash awards under the Annual Incentive Plan will be determined and paid by March 15 after the fiscal year for which the goals were established.

No later than March 31 of each fiscal year, a target bonus shall be established for the participating executive officers of Tempur-Pedic, expressed as a percentage of such executive officer’s base salary as in effect at the end of the fiscal year.  Unless otherwise determined, the target bonus shall be comprised of two components:  a component based on the achievement of company-wide goals (the “Company Goals”) and a component based on the achievement of individual goals created for any particular executive officer (the “Individual Goals”).

The purpose of the Company Goals component, represented by financial targets and other company-wide performance metrics, and the purpose of the Individual Goals component, represented by the achievement of individual targets, are designed to focus the senior executive officers on behaviors that support the overall performance and success of Tempur-Pedic.

The Company Goals component will be tied to Tempur-Pedic’s achievement of specific financial targets and other company-wide performance metrics.  The Company Goals component metrics may include, but are not limited to, net sales, earnings before interest and taxes (EBIT), operating cash flow, market share and debt reduction.  The Company Goals component may be established using a matrix to allow for maximum and minimum payments, depending on the level of specified factors.  A failure to meet the minimum requirement may result in no bonus payment with respect to the Company Goals component of the Annual Incentive Plan.

The Individual Goals component is expected to be heavily weighted toward the successful completion of individual objectives, including financial results for the individual’s specific area of responsibility. The Individual Goals component will target 100% payout for the achievement of an executive officer’s annual objectives.  Payments can range from no bonus payment to more than 100% of the targeted Individual Goals component, based on individual performance.

   The information included in this Item 5.02 is summary in nature only and is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
10.1	Annual Incentive Bonus Plan for Senior Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc

Date: February 19, 2009	By:	/s/ DALE E. WILLIAMS
Dale E. Williams
Executive Vice President, Chief Financial Officer,
and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Annual Incentive Bonus Plan for Senior Executives